UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

SOLAR WIND ENERGY TOWER INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300

Annapolis, Maryland 21401

(Address of principal executive offices) (zip code)

(410) 972-4713

(Registrant's telephone number, including area code)

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2014, Solar Wind Power Energy Inc. (the “Company”) closed a financing transaction by entering into a Purchase Agreement dated June 3, 2014 (the “Purchase Agreement”) with JDF Capital Inc. (the “Purchaser”) for an aggregate principal amount of $885,000 (the “Purchase Price”). Pursuant to the Purchase Agreement, the Company issued the following to the Purchaser: (i) a 10% Convertible Promissory Note (the “Note”), (ii) a warrant to purchase an aggregate of 7,000,000 shares of the Company’s common stock, par value $0.001 per share, for an exercise price of $0.05 per share for a period of 150 days from the effective date of the registration statement (the “First Warrant”), and (iii) a warrant to purchase an aggregate of 8,750,000 shares of the Company’s common stock, par value $0.001 per share, for an exercise price of $0.04 per share for a period of 90 days from the effective date of the registration statement (the “Second Warrant” and collectively, the “Warrants”).

Pursuant to the Purchase Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”), not later than 60 days after the closing date, to cover the shares to be issued upon conversion of the Note and upon exercise of the Warrants. In the event the Company did not (i) file the registration statement within the required timeframe, (ii) cause the registration statement to be declared effective by the SEC within 120 days following the closing date, (iii) cause the registration statement to be declared effective by the SEC within 5 trading days following the date on which the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, or (iv) the registration statement ceases to be effective for over 20 trading days, then the Company shall pay to the Purchaser liquidated damages equal to 2% of the purchase price per month, not to exceed a total of 6% of the purchase price paid by the Purchaser.

The first tranche of the Note has been funded to the Company by the Purchaser upon execution of the Purchase Agreement, inc the principal amount of $555,000, consisting of the aggregate principal sum of $500,000 advanced by the Holder, $5,000 in expenses incurred by the Purchaser and 10% prepaid interest per annum over 12 months. The Purchaser also agreed to fund the Company the second tranche of the Note in the principal amount of $330,000, consisting of a cash payment of $300,000 and 10% pre-paid interest, within 15 business days of effectiveness of the registration statement.

The terms of the Note and the Warrant are as follows:

Convertible Promissory Notes

The Notes earn an interest rate per day equal to 10% and a maturity date of 12 months from the date of the principal amount advanced. The Notes are convertible any time after the issuance date of the Note, and the Purchaser has the right to convert the Note into shares of the Company’s common stock at a conversion price equal to 42% discount to the lowest closing price of the common stock for the 15 trading days immediately prior the conversion date, subject to a maximum conversion price of $0.03 per share. The Note Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the Note.

In the event of default, the Purchaser has the right to require the Company to repay in cash all or a portion of the Note at a price equal to 120% of the aggregate principal amount of the Note plus all accrued but unpaid interest. In addition, in the event of a Major Transaction (as defined in the Note), the Purchaser has the right to require the Company to prepaid all or a portion of the Note at a price equal to 110% of the aggregate principal amount plus all accrued but unpaid interest. In the event of a Triggering Event (as defined in the Note), the Purchaser has the right to require the Company to prepaid all or a portion of the Note at a price equal to the sum of (i) the greater of (a) 120% of the aggregate principal amount plus all accrued but unpaid interest and (ii) all other costs, expenses and liquidated damages due in respect of the Note and other transaction documents under the Purchase Agreement.

Warrants

The First Warrant is exercisable in whole or in part, at an initial exercise price per share of $0.05, subject to adjustment. The Second Warrant is exercisable in whole or in part, at an initial exercise price per share of $0.04, subject to adjustment. The exercise price and number of shares of the Company’s common stock issuable under the Warrants are subject to adjustments for stock dividends, splits, combinations, subsequent rights offerings, pro rata distributions and any issuance of securities below the exercise price of the Warrants. Any adjustment to the exercise price shall similarly cause the number of warrant shares to be adjusted proportionately so that the total value of the Warrants shall remain the same.

The foregoing description of the terms of the Purchase Agreement, the Note, and the Warrants, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 10.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K (this “Report”).

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The foregoing securities under Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits,

Exhibit Number	Description

4.1	Convertible Promissory Note
4.2	Warrant to Purchase Common Stock
4.3	Warrant to Purchase Common Stock
10.1	Purchase Agreement, dated June 3, 2014, by and between Solar Wind Energy Tower Inc. and JDF Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR WIND ENERGY TOWER INC.

Date: June 13, 2014	By: /s/ Ronald W. Pickett
Name: Ronald W. Pickett
Title: CEO, President and Chairman